UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2020

ASSERTIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-237599	85-0598378
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

100 South Sanders Rd., Suite 300,

Lake Forest, IL 60045

(Address of principal executive offices, including zip code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Explanatory Note

On March 16, 2020, Assertio Therapeutics, Inc. ("Assertio Therapeutics" or "Assertio") announced plans for its wholly-owned, indirect subsidiary Zebra Merger Sub, Inc. to merge with and into Zyla Life Sciences (the “Merger”) and, in connection with the Merger, to create a new public holding company, Assertio Holdings, Inc. (“Assertio Holdings”), by implementing a holding company reorganization (the “Assertio Reorganization”). As a result of the Assertio Reorganization, Assertio Holdings became the successor issuer to Assertio Therapeutics pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Current Report on Form 8-K (the “Form 8-K”) is being filed for the purpose of establishing Assertio Holdings as the successor issuer pursuant to Rule 12g-3(a) and to disclose certain related matters. Pursuant to Rule 12g-3(a), shares of Assertio Holdings Common Stock, par value $0.0001 per share, as successor issuer, are deemed registered under Section 12(b) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Adoption of Agreement and Plan of Merger and Consummation of Holding Company Reorganization

On May 19, 2020, Assertio implemented the Assertio Reorganization pursuant to the Agreement and Plan of Merger (the “Reorganization Merger Agreement”), dated as of May 19, 2020, by and among Assertio, Assertio Holdings and Alligator Merger Sub, Inc. (“Merger Sub”), which resulted in Assertio Holdings owning all of the outstanding capital stock of Assertio Therapeutics, as contemplated by the Merger. Through the Assertio Reorganization, Merger Sub, a direct, wholly owned subsidiary of Assertio Holdings and an indirect, wholly owned subsidiary of Assertio Therapeutics, merged with and into Assertio Therapeutics, with Assertio Therapeutics surviving as a direct, wholly-owned subsidiary of Assertio Holdings and with Assertio Holdings assuming Assertio's listing on the Nasdaq Stock Market. Each issued and outstanding share of common stock, $0.0001 par value per share, of Assertio Therapeutics ("Assertio Common Stock") immediately prior to the Assertio Reorganization automatically converted into an equivalent corresponding share of common stock, $0.0001 par value per share, of Assertio Holdings ("Assertio Holdings Common Stock") having the same designations, rights, powers, preferences, qualifications, limitations and restrictions as the converted share of Assertio Common Stock. The stockholders of Assertio Therapeutics will not recognize gain or loss for U.S. federal income tax purposes upon the conversion of their shares in the Assertio Reorganization.

The Assertio Reorganization was conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporation. The conversion of stock occurred automatically without an exchange of stock certificates. After the Assertio Reorganization, unless exchanged, stock certificates that previously represented shares of Assertio Common Stock now represent the same number of shares of Assertio Holdings Common Stock.

Following the consummation of the Assertio Reorganization, shares of Assertio Holdings Common Stock continue to trade on the Nasdaq Stock Market on an uninterrupted basis under the symbol "ASRT" with new CUSIP number #04546C 106. Immediately after consummation of the Assertio Reorganization, Assertio Holdings has, on a consolidated basis, the same assets, businesses and operations as Assertio Therapeutics had immediately prior to the consummation of the Assertio Reorganization.

As a result of the Assertio Reorganization, Assertio Holdings became the successor issuer to Assertio Therapeutics pursuant to 12g-3(a) of the Exchange Act and, as a result, the Assertio Holdings Common Stock shares are deemed registered under Section 12(b) of the Exchange Act and Assertio Holdings is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder.

The foregoing descriptions of the Assertio Reorganization and the Reorganization Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Reorganization Merger Agreement, which is filed as Exhibit 2.1 and which is incorporated by reference herein.

Item 3.03.	Material Modification of Rights of Securityholders.

Upon consummation of the Assertio Reorganization, each share of Assertio Therapeutics Common Stock issued and outstanding immediately prior to the Assertio Reorganization automatically converted into an equivalent corresponding share of Assertio Holdings Common Stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Assertio Therapeutics Common Stock that was converted. Accordingly, Assertio stockholders immediately prior to the consummation of the Assertio Reorganization became stockholders of Assertio Holdings.

The information set forth in Item 1.01 and Item 5.03 is hereby incorporated by reference in this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

The directors of Assertio Holdings are the same as the directors of Assertio upon consummation of the Assertio Reorganization. Biographical information about Assertio Holdings’ directors is included in Assertio Holdings’ Form S-4, as amended, under “Chapter II—Information About The Assertio Annual Meeting And Other Proposals—Board of Directors and Director Nominees” and is incorporated by reference herein.

Executive Officers

The officers of Assertio Holdings are the same as the officers of Assertio upon consummation of the Assertio Reorganization. Biographical information about Assertio Holdings’ executive officers is included in Assertio Holdings’ Form S-4, as amended, under “Chapter II—Information About The Assertio Annual Meeting And Other Proposals—Executive Officers” and is incorporated by reference herein.

Certain Compensation Arrangements

In connection with the Assertio Reorganization, on May 19, 2020, Assertio Holdings assumed (including sponsorship of) the Assertio Amended and Restated 2004 Employee Stock Purchase Plan, the Assertio Second Amended and Restated 2004 Equity Incentive Plan and the Assertio Amended and Restated 2014 Omnibus Incentive Plan, as amended (collectively, the “Assertio Stock Plans”) and all obligations of Assertio pursuant to each stock option to purchase a share of Assertio stock (an “Assertio Option”) and each right to acquire or vest in a share of Assertio stock (an “Assertio Stock Unit” and each of an Assertio Option and a Assertio Stock Unit, an “Assertio Equity Award”) that is outstanding immediately prior to May 19, 2020 (as assumed, the “Assertio Holdings Stock Plans” and the “Assertio Holdings Equity Awards”). Assertio Holdings also assumed the Assertio Amended and Restated Annual Bonus Plan (as assumed, the “Assertio Holdings Annual Bonus Plan”).

On May 19, 2020, the Assertio Stock Plans, the Assertio Equity Awards, and any provision of any other compensatory plan, agreement or arrangement providing for the grant or issuance of shares of Assertio stock, and Assertio Amended and Restated Annual Bonus Plan were automatically deemed to be amended, to the extent necessary or appropriate, to provide that references to Assertio in such awards, documents and provisions will be read to refer to Assertio Holdings and references to shares of Assertio stock in such awards, documents and provisions will be read to refer to Assertio Holdings shares.

Director and Officer Indemnification Agreements and Management Continuity Agreements

Also in connection with the Reorganization Merger, Assertio Holdings adopted a form of indemnification agreement (“Form Indemnification Agreement”) for directors and officers pursuant to which, among other things, Assertio Holdings would agree to hold harmless and indemnify the officer or director to the fullest extent permitted by the DGCL.

On May 19, 2020, Assertio Holdings assumed the management continuity agreements previously entered into between Assertio and each of Messrs. Higgins, Peisert and Bukofzer, and each such agreement was deemed to be amended, to the extent necessary or appropriate, to provide that references to Assertio will be read to refer to Assertio Holdings. Assertio Holdings also adopted a form of management continuity agreement (the “Form Management Continuity Agreement”) which Assertio Holdings expects to be entered into with certain of its executive officers.

The Form Indemnification Agreement and Form Management Continuity Agreement are substantively identical to the respective forms in use by Assertio immediately prior to the effective time of the Merger.

Transition Agreement

Concurrent with the execution of the Agreement and Plan of Merger Agreement, by and among Assertio, Assertio Holdings, Zyla Life Sciences and the other parties thereto, on March 16, 2020, Assertio entered into a Transition Agreement (the "Transition Agreement") with Arthur Higgins, the President and Chief Executive Officer of Assertio. The Transition Agreement will become effective as of the Effective Time of the Merger and, at such time, Mr. Higgins will immediately cease to serve as a full-time employee and the President and Chief Executive Officer of Assertio. He will commence his engagement as the Non-Executive Chairman of the Board of Assertio Holdings and will serve in such a role until the 2022 Annual Meeting of the Stockholders of Assertio Holdings, unless Mr. Higgins' engagement with Assertio Holdings is terminated earlier. On May 19, 2020, Assertio Holdings assumed the Transition Agreement and the Transition Agreement was deemed to be amended, to the extent necessary or appropriate, to provide that references to Assertio will be read to refer to Assertio Holdings.

The foregoing descriptions of the Form Indemnification Agreement, Form Management Continuity Agreement and Transition Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, and each of which is incorporated by reference herein. The foregoing descriptions of the Assertio Holdings Stock Plans, Assertio Holdings Equity Awards, and Assertio Holdings Annual Bonus Plan, do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Assertio Reorganization, the Assertio Holdings Certificate of Incorporation and Assertio Holdings Bylaws were amended as required by Section 251(g) of the DGCL such that each are identical to those of Assertio immediately prior to the consummation of the Assertio Reorganization, except for the change of the name of the corporation.

The foregoing description of the amendment to the Amended and Restated Certificates of Incorporation and Amended and Restated Bylaws of Assertio Holdings do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated as of May 19, 2020, by and among Assertio Therapeutics, Inc., Assertio Holdings, Inc., and Alligator Merger Sub, Inc.

3.1	Amended and Restated Certificate of Incorporation of Assertio Holdings, Inc., dated May 19, 2020

3.2	Amended and Restated Bylaws of Assertio Holdings, Inc., dated May 19, 2020

10.1	Form of Transition Agreement by and among Assertio Therapeutics', Inc. and Arthur Higgins, dated March 16, 2020

10.2	Form of Indemnification Agreement

10.3	Form of Management Continuity Agreement

99.1	Description of Assertio Holdings, Inc. Common Stock registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2020

ASSERTIO HOLDINGS, INC.

By:	/s/ Daniel. A. Peisert
Daniel A. Peisert
Chief Financial Officer